Exhibit 99.1

Foothills Resources, Inc. Provides Operational Update

Bakersfield, California, March 14, 2007 – Foothills Resources, Inc. (OTCBB: FTRS) today provided an update on its operational activities.

California

Exploration and development activities in the Eel River Basin of Humboldt County, California are progressing. As announced earlier, we commenced a 3D seismic survey on January 9th of this year, and completed the data acquisition covering 12.7 square miles on January 20th. We are processing the data, and expect to begin the data interpretation in about four weeks. The 3D seismic data is expected to provide important structural and stratigraphic information for locating future development and exploration wells. “Even more exciting, the 3D data is expected to directly indicate the location of many prospective gas sands through amplitude and AVO (amplitude vs. offset) anomalies,” stated Foothills Chief Geologist, Stuart Gordon.

Initial meetings with drilling contractors have taken place in preparation for the next phase of drilling, which we expect to commence in the July-August time frame this year. Current plans call for four to five wells to be drilled. One of these wells is expected to test the highly anticipated Grizzly Bear prospect, in order to explore the deep potential under the currently producing Grizzly Bluff field. Development wells to shallow and intermediate zones are also planned. Additional information about the Grizzly Bear prospect and other Foothills projects can be obtained from the March 2007 Management Presentation on the Investor Info page on the Foothills website.

Foothills continues to strengthen its acreage position covering the most prospective trend fairways in the Eel River Basin. Together with our joint venture partner, we currently have about 13,000 net acres leased with additional leases pending. A comprehensive Environmental Impact Report (EIR) covering the Grizzly Bluff area, prepared by Robert A. Booher Consulting for Humboldt County, was recently submitted to the county planning authorities. We anticipate its approval within the next several months. The EIR will substantially facilitate Foothills’ planned future exploration and development drilling operations in the area.

The two wells drilled in 2006 by Foothills in the Grizzly Bluff gas field currently have a combined production of over 520,000 cubic feet of gas per day with a very favorable decline profile.

Texas

“We continue to be very pleased with the performance of our Texas assets,” commented Mike Moustakis, Vice President, Engineering. “The more we study the field data, the more opportunities we identify.” In the Goose Creek field, the Company is continuing its strategic focus on the ongoing recompletion and major workover program that was initiated in October 2006 following the acquisition of the field. To date, 11 of the first 13 recompletions and workovers have been successful and production has steadily increased. The combined oil production from the four oilfields operated by the Company is now averaging about 835 barrels per day, an increase of approximately 12% since Foothills acquired the fields six months ago. Foothills’ average net revenue interest in this production is approximately 75%.

Additionally, preparation is currently underway for drilling at least five new wells in the Goose Creek Field this summer, which is expected to shift proved undeveloped reserves into proved producing reserves. These new wells are projected to provide a significant boost to Foothills’ production in the second half of this year. Discussions are also ongoing with an offset operator that could result in Foothills’ participation in a well to evaluate the deeper Vicksburg gas potential under the core of the Goose Creek Field.

Planning is in progress for the acquisition of a 3D seismic survey over the Goose Creek and Goose Creek East Fields. Seismic data acquisition is this area can be challenging due to significant culture and the need to acquire data under part of Galveston Bay to assure full coverage of our assets. This leads to a fairly lengthy planning phase. Currently, we anticipate acquiring the survey in the first half of 2008, subject to seismic crew availability.

We have identified and have begun evaluating prospect ideas offsetting the prolific Kirby Lumber Co. etal -C- #12 well in the Foothills-operated Cleveland Field in Liberty County. The well began producing in 1936, and currently produces about 175 barrels of oil per day. “We believe some interesting opportunities will develop from this work,” commented Foothills CEO Dennis Tower.

Oklahoma

The interpretation of the recently reprocessed 75-square mile 3D seismic survey in the Anadarko Basin is intensifying, and specific prospect and lead areas are being developed. “We anticipate that Foothills will begin leasing in the most prospective areas within the next few months,” stated John Moran, Foothills President.

About Foothills Resources, Inc.

Foothills Resources, Inc. is a growth oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas opportunities. Its present business activities commenced in April 2006, following the concurrent completion of a merger transaction and a private placement financing.

Our business strategy is to identify and exploit low-to-moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production, including the acquisition of producing properties with exploitation and exploration potential in these areas. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. Our management will use its extensive domestic and international oil and gas experience and our relationship with the well known energy consulting group Moyes and Co., Inc. (http://www.moyesco.com) to establish and grow the Company.

Additional information on Foothills Resources is available at http://www.foothills-resources.com.

For more information contact: Bruce Nurse, Investor Relations info@foothills-resources.com 1-888-662-FTRS(3877)

SEC Filings and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding business strategy and expansion and growth of our business and operations. Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. You should also know that such statements are not guaranties of future performance and are subject to risks, uncertainties and assumptions, including, but not limited to, failing to discover reserves that may be extracted on a commercially viable basis, inaccurately estimating oil and gas reserves, intense competition, environmental risks and general economic conditions including the price of oil and gas. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Should any of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and cash flows.